Exhibit 10.17

INTERNATIONAL DISTRIBUTION AGREEMENT

This International Distribution Agreement (this “Agreement”), dated as of March 3, 2010 (the “Effective Date”), is made by and between Helix BioMedix, Inc (“Helix”), a company incorporated under the laws of the State of Delaware, USA, with its principal office at 22118 20th Ave SE # 204, Bothell, Washington 98021 USA (“Helix”), and the company identified below (“Distributor”).

Name of Distributor	RubyDerm Bio Inc.

Principal Address of Distributor	3F Moojin Building, 60 Nonhyun-Dong, Kangnam-Gu, Seoul, Korea

Phone/Facsimile	Phone: 82 2 3446 7588 Facsimile: 82 2 3446 7589

E-mail Address	***

Form and Jurisdiction of Distributor’s Business	Seoul Korea

RECITALS

A. Helix is engaged in the development, manufacture and marketing of skin care, tissue repair and dermatology products.

B. Distributor desires to distribute certain of Helix’s skin care, wound care and anti-microbial products, and Helix desires to grant to Distributor the right to distribute such products, all according to the terms set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, Helix and Distributor hereby agree as follows:

1. Definitions

Capitalized terms used in this Agreement and not otherwise defined will have the meanings set forth below:

“Confidential Information” means information that has or could have commercial value or other utility in the business or prospective business of the other party, or information that the receiving party ought in good faith from the circumstances of its disclosure consider to be confidential, including, but not limited to, ideas, methods, design concepts, inventions, policies, products, technology, business plans, advertising and marketing plans and strategies, formulas, patterns, Helix’s customer lists, financial information, and compilations of information. Confidential Information may be transmitted orally, in writing, as photocopies, photographs, computer files, notes, memos, faxes, letters, e-mails, files, reports, surveys, presentations, business plans, financial documents, analyses, video and audio tapes, or any other manner or method of transmitting information whether prepared by the disclosing party to this Agreement or a third party on the disclosing party’s behalf. Confidential Information does not include information that is: (a) known to such party prior to the receipt from the other party, or (b) generally known or available in the industry or to the general public through no act or fault of such party, or (c) acquired in good faith from a third party that has no obligation of confidentiality with respect to such information, or (d) subject to the

Confidential treatment has been requested for portions of this Distribution Agreement. This Distribution Agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

provisions of Section 15, required to be disclosed by applicable law, by order of court or the rules, regulations, or order of any governmental agency, or (e) independently developed for one party by employees or agents of that party who do not have access to the Confidential Information of the other party.

“Market” means the retail and/or wholesale sectors identified in paragraph 1 of Schedule A, as the same may be amended from time to time by mutual written agreement of the parties.

“Products” means the final proprietary skin care, wound care and anti-microbial products made by or for Helix identified on Schedule A, which may be modified by Helix from time to time.

“Terms of Sale” means Helix’s standard terms of sale, which may be modified by Helix from time to time. A copy of Helix’s current standard terms of sale is attached hereto as Schedule B.

“Territory” means the geographical area identified on Schedule A, as the same is amended from time to time by mutual written agreement of the parties.

“Trademarks” means the trademarks of Helix identified on Schedule A, as the same may be amended from time to time by mutual written agreement of the parties.

2. Appointment

Subject to the terms and conditions of this Agreement, Helix hereby appoints Distributor as a distributor of the Products in the Market and in the Territory, such appointment being exclusive to Distributor with respect to the Market within the Territory. Distributor may distribute Products only to persons and entities located and taking delivery within the Territory. Furthermore, Products distributed by Distributor for further distribution may be distributed only through subdistributors approved by Helix. Distributor is specifically excluded from selling Products to the accounts listed on Schedule A (“Excluded Accounts”). Notwithstanding any other provision of this Agreement, Helix may sell Products to any Excluded Account in the Market in the Territory. Further, nothing in this Agreement shall be construed as limiting in any manner Helix’s marketing or distribution activities, or its appointment of other dealers, distributors, licensees or agents, in each case other than with respect to the Market within the Territory.

3. Relationship of the Parties

3.1 Independent Contractors

Distributor is an independent contractor to Helix and will have no right, authority or power to create any obligation or responsibility, express or implied, on behalf of or in the name of Helix. This Agreement does not construct any relationship between Distributor and Helix such as agent, partnership, joint venture, or employer and employee. Helix is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Distributor, nor with Distributor’s employment of other persons or incurring of other expenses. Except as expressly provided herein, Helix shall have no right to exercise any control over the activities or operations of Distributor.

3.2 Distributor’s Employees

Distributor is solely responsible for the employment, direction and control of its employees and agents. Distributor shall indemnify and hold Helix harmless against any cost or liability arising from, or as a result of, Distributor’s employment, direction or control of its employees and agents.

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3.3 Distributor’s Taxes

Helix shall not be liable for any taxes, duties and other government assessments in any jurisdiction which are incurred or arise in connection with or related to Distributor’s business activities (under this Agreement or otherwise), other than Helix’s US income taxes, and all such taxes will be the financial responsibility of Distributor. Distributor agrees to indemnify, defend and hold Helix harmless from any such taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such taxes, duties or other government assessments.

4. Purchase of Products by Distributor

4.1 Terms and Conditions

All sales of Products by Helix to Distributor will be subject to, and governed by, the terms and conditions of this Agreement and the Terms of Sale. The terms and conditions of this Agreement, including the Terms of Sale, will supersede the terms and conditions of any purchase order, acknowledgment or similar document at any time submitted by Distributor.

4.2 Pricing

All Products will be sold to Distributor at the prices set forth in Helix’s pricing schedule attached hereto as Schedule C through the date specified on Schedule C. Prices may be increased *** thereafter upon *** written notice by Helix. New prices will apply to all orders made after such notice period.

4.3 Payments

Distributor shall make payment to Helix in United States Dollars. Payment for an order shall be made in advance by wire transfer, Visa, MasterCard or American Express.

4.4 Initial Order

Within *** days after the Effective Date (unless extended by mutually written agreement of the parties), Distributor shall deliver to Helix a purchase order for at least the quantity or aggregate value of Products described on Schedule A, for delivery as specified on Schedule A.

4.5 Subsequent Orders; Frequency; Minimum Size

Distributor shall place orders not more frequently than once per month and each order will specify a minimum of the quantity or aggregate value of Products described on Schedule A.

4.6 Forecasts

Distributor shall, on a calendar quarterly basis, provide Helix with a good-faith forecast of its requirements for Products, to include such data and periods as may be reasonably requested by Helix.

4.7 Lead Time

Helix shall not be required to deliver Products ordered by Distributor prior to *** days after receipt of each respective purchase order.

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4.8 Product Changes or Discontinuance

Helix may at any time make any changes in, or discontinue the sale of, any specific Product or variation thereof. Helix shall give *** days’ notice to Distributor of any planned discontinuance or *** days’ notice of any planned significant change in the Products, prior to such discontinuance or change.

5. Efforts, Resources and Other Obligations of Distributor

In addition to its other obligations under this Agreement, Distributor shall:

5.1 Achieve the performance standards set forth on Schedule A (the “Performance Standards”).

5.2 Use its best efforts to successfully publicize, advertize and otherwise market (including, without limitation, inclusion of the Products in Distributor’s catalogs and other promotional materials) and distribute the Products on a continuing basis in the Market in the Territory.

5.3 Provide and maintain, at Distributor’s expense, all personnel, facilities, equipment and other resources necessary in order to effectively market and distribute the Products in the Market in the Territory.

5.4 Maintain adequate stock levels of Products to meet the needs of its customers.

5.5 Train its sales personnel so that they are knowledgeable of the Products and capable of effectively presenting, promoting, demonstrating and supporting the Products in the Market in the Territory.

5.6 Provide prompt attention to, and resolution of, inquiries from customers in the Market in the Territory.

5.7 Respond to all customer leads supplied by Helix in a timely fashion, and bid only Helix Products for all such leads and, if requested, provide an audit of all leads supplied by Helix.

5.8 Conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of Helix.

5.9 As requested by Helix and at Distributor’s sole expense, (a) secure and maintain in its own name (unless directed by Helix to secure, in the name of Helix), any and all registrations, permits, licenses, approvals, and other governmental actions required to import, handle, market, sell, demonstrate, use and distribute Products in the Market in the Territory, and (b) provide to Helix quarterly progress reports on any such action, and provide to Helix copies of all registrations, permits, licenses, approvals, certificates, correspondence and other documentation related to any such action.

5.10 Provide all customer service and support for the Products in the Market in the Territory. Distributor agrees and acknowledges that Helix will have no obligation to provide customer service and support of any kind in the Market in the Territory.

5.11 To keep Helix informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to Helix any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent. Distributor further agrees that Helix shall have and is hereby assigned any and all right, title and interest in and to any such suggested modifications, design changes, or improvements of the Products, without the payment of any additional consideration therefor either to Distributor, or its employees, agents or customers.

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6. Restrictions

In addition to its other restrictions under this Agreement, Distributor shall not:

6.1 Sell, use or transfer any Products outside the Market or Territory. Distributor shall not sell or transfer any Products to a party if Distributor knows or has reason to know that such party intends to directly or indirectly market, sell, transfer or use the Products outside the Market or Territory.

6.2 Make any representations or warranties to any third party that purport to bind Helix.

6.3 Modify, reformulate or alter the composition of any Product or its packaging in any way without Helix’s prior written approval. Distributor is expressly forbidden from altering, removing, obscuring or modifying any label, Trademark or other Helix symbol from any Product or printed materials provided under this Agreement, including, but not limited to, Product marketing and training materials provided by Helix. Furthermore, Distributor shall solely use Product marketing and training materials that have been approved and authorized by Helix in writing.

6.4 Distribute in the Market in the Territory any third party product that Helix reasonably considers is competitive to any Helix Product. A complete list of all skin care, tissue repair and dermatology products currently distributed by Distributor is set forth on Schedule D and Helix acknowledges that such products shall be deemed not to compete with the Products.

6.5 Engage in any deceptive, misleading or unethical practices that are detrimental to Helix, the Products or the public.

6.6 Make false or misleading representations, advertisements or claims with regard to the Products or Helix.

7. Obligations of Helix

In addition to its other obligations under this Agreement, Helix shall:

7.1 Provide to Distributor such amounts of Product marketing and training materials as Helix determines reasonable in its sole discretion, all in the English language unless otherwise agreed by Helix.

7.2 Keep Distributor informed of any Product complaints that are, in Helix’s reasonable judgment, important concerning the quality and performance of Products.

7.3 Provide technical specifications and other information currently available and reasonably required to support Distributor’s securing of registrations, permits, licenses, approvals and other governmental actions required to import, handle, market, sell, demonstrate, use or distribute Products in the Territory.

8. Reports; Quality Assurance

8.1 Reports

Distributor shall provide to Helix the written reports in the form and frequency described on Schedule E.

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8.2 Quality Assurance

Distributor shall maintain a quality assurance program that is acceptable to Helix. Helix shall have the right during the term of this Agreement, upon reasonable notice and during regular business hours, to visit Distributor to inspect records and data directly related to the distribution and sale of Products for the purpose of confirming compliance with this Agreement and the quality assurance program. Distributor agrees to implement any reasonable corrective action requested by Helix resulting from such review.

9. Intellectual Property

9.1 Helix’s Rights

The Products involve valuable patent, copyright, trade secret, trade name, trademark and other proprietary rights of Helix, including, but not limited to, the Trademarks. No title to or ownership of any such proprietary right is transferred to Distributor under this Agreement or by use of any Trademark, patent or other proprietary right. Helix reserves all such proprietary rights. Distributor will not infringe, misappropriate or violate any proprietary rights of Helix. Without limiting the generality of the foregoing, Distributor will not register or attempt to register, directly or indirectly, within the Territory or elsewhere, any such patents, copyrights, trade names, trademarks or other proprietary rights (including URLs that utilize, or that are substantially similar to, the Trademarks) other than in the name of Helix and as expressly directed by Helix in writing.

9.2 Nonexclusive License Grant

Subject to the terms and conditions of this Agreement, Helix hereby grants to Distributor a nonexclusive license to use the Trademarks solely in connection with the sale and offering for sale of Products in the Market in the Territory.

9.3 Use of Trademarks and Trade Names

Distributor shall not use the name of Helix or its trade names, Trademarks, logos or any equivalent thereof in any publicity or advertising, or in any other manner whatsoever, without the prior written consent of Helix.

9.4 Enforcement

Distributor will immediately notify Helix of any infringement, misappropriation or violation of any of Helix’s proprietary rights relating to Products, Trademarks or the activities of Distributor hereunder. In the event of any such infringement, misappropriation or violation relating to the activities of Distributor or any of its employees, agents, representatives or customers, Distributor will, at Distributor’s expense but subject to Helix’s consent, take all steps reasonably necessary to terminate said infringement, misappropriation, or violation. Distributor will obtain Helix’s consent before initiating any legal proceeding in connection with such infringement, misappropriation or violation. Helix may, at its option, expense and recovery (if any), assume control of any such proceeding. If Helix assumes such control, Helix will have exclusive control over the prosecution and settlement of the proceeding and Distributor will provide such assistance related to such proceeding as Helix may reasonably request and assist Helix in enforcing any settlement or order made in connection with such proceeding.

9.5 Assignments

On the termination or expiration of this Agreement, Distributor will assign to Helix or such other person or entity as Helix may designate all rights, registrations, reservations, licenses, permits and similar items made or obtained by Distributor relating to the Products or any proprietary rights of Helix.

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9.6 Translation

Distributor may translate the Product sales literature, training materials and other documentation provided by Helix only with Helix’s prior written consent Distributor hereby assigns to Helix all proprietary rights in and to any such translated versions of the documentation. Distributor agrees to, and shall cause its employees, agents and consultants to, execute such documents and to perform such acts as may be reasonably necessary to perfect and/or register such assignment in all relevant jurisdictions.

10. Term of Agreement; Termination; Appointment of Successor

10.1 Term

Unless earlier terminated as provided herein, the term of this Agreement will commence on the Effective Date of this Agreement and will terminate on the date set forth on Schedule A.

10.2 Termination

This Agreement may be terminated:

(a) by Helix for convenience upon ninety (90) days’ prior notice; or

(b) by either party if the other party breaches this Agreement and fails to cure such breach within thirty (30) days of written notice from the other party describing such breach; or

(c) by Helix giving ten (10) days’ prior notice in the event (i) the Distributor fails to achieve the Performance Standards or (ii) there is a proposed or completed change in control or management of Distributor which is unacceptable to Helix; or

(d) by either party giving the other party ten (10) days’ prior notice in the event (i) the other party ceases to function as an ongoing concern and conduct its operations in the normal course of business, (ii) the other party becomes insolvent or bankrupt, (iii) the other party makes an assignment for the benefit of creditors, or (iv) a trustee or receiver shall be appointed for the other party.

10.3 Inventory

Helix shall deliver, and Distributor shall pay to Helix the purchase price and other expenses of, all Products for which orders were accepted prior to termination of this Agreement. Within thirty (30) days after the date of termination or expiration of this Agreement (the “Termination Date”), Distributor shall provide Helix with a written inventory of all Products in its stock as of the Termination Date (the “Inventory”). Except in the event of a termination by Helix for breach pursuant to Section 10.2(b), Distributor shall have the right to sell off the Inventory in the Market in the Territory at its normal prices for a period of six (6) months after the Termination Date. Following such six (6) month period, Distributor shall either destroy, or surrender to Helix at no cost to Helix, all remaining Inventory.

10.4 Survival

All accrued obligations and the provisions of Sections 3, 4.3, 5.8, 5.11, 6.1, 6.2, 6.3, 6.5, 6.6, 9.1, 9.3, 9.4, 9.5, 10.3, 10.4, 10.5, and 14 through 21 will survive expiration or termination of this Agreement and will remain effective in accordance with their terms.

10.5 Acknowledgment

Any expiration or termination of this Agreement will be final and absolute. Distributor waives any right, either express or implied by applicable law or otherwise, to renewal of this Agreement or to any damages or compensation for any expiration or termination of this Agreement in accordance with this Section 10. Each of the parties have considered the possibility of such expiration or termination and the possibility of loss and damage resulting there from in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither will be liable to the other for damages or otherwise by reason of the expiration or termination of this Agreement as provided for herein.

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10.6 Appointment of Successor Distributor

(a) If Distributor terminates this Agreement, Helix may, at any time prior to the effective date of such termination, announce a successor distributor, if any, and both Helix and Distributor agree to allow such successor distributor to take all actions necessary or helpful to make itself known as Helix’s distributor in the Market in the Territory, able to do business from a specified date, that date being the day after the effective termination of this Agreement.

(b) If Helix terminates this Agreement, Helix may, no earlier than twenty (20) days prior to the effective date of such termination, announce a successor, if any, and allow such successor distributor to make itself known as Helix’s distributor in the Market in the Territory, able to do business from a specified date, that date being the day after termination hereof.

11. Compliance with Laws; Foreign Corrupt Practices Act

11.1 General

Distributor shall at all times comply with all applicable laws and regulations in selling Products and in otherwise exercising rights or performing obligations hereunder. Neither party shall have to perform any obligations set forth in this Agreement if such performance would violate applicable law.

11.2 Foreign Corrupt Practices Act

In performance of its activities, duties and obligations under this Agreement, Distributor shall comply with the U.S. Foreign Corrupt Practices Act (“FCPA”). Distributor represents and warrants that it is familiar with the obligations and restrictions of the FCPA, and that it and its employees and agents will comply with the provisions of the FCPA.

11.3 Compliance With Export Laws

Distributor will comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and not to export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations. Distributor shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the Products to the Territory in compliance with all applicable laws and regulations.

12. Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred by Distributor, either voluntarily or by operation of law, without Helix’s written consent. Any purported assignment or transfer in violation of this section shall be void. This Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

13. Insurance

At all times that Distributor is purchasing Products from Helix, Helix and Distributor shall maintain appropriate insurance coverage for Distributor’s activities under this Agreement (including, without limitation, comprehensive general liability and automobile liability insurance with limits of not less than ***). Such insurance will name Helix as an additional insured, contain a waiver of any rights of the insurer

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to subrogation against Helix and afford Helix not less than thirty (30) days advance notice of any cancellation or material change. Upon Helix’s request, Distributor shall provide Helix with such certificates of insurance and other evidence of such insurance as Helix may reasonably request.

14. Indemnification

14.1 By Distributor

Distributor shall indemnify, defend and hold Helix and its officers, directors, agents and employees harmless from and against any and all third party and governmental claims, including related suits, losses, liabilities, damages, expenses and court costs (including reasonable attorneys’ fees), that may arise on account of Distributor’s activities, or those of its employees or agents (including, without limitation, direct and indirect subdistributors), including without limitation, providing unauthorized representations or warranties to its customers or breaching any term, representation or warranty of this Agreement, provided Distributor is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Distributor will not be responsible for any settlement it does not approve in writing.

14.2 By Helix

Helix shall indemnify, defend and hold Distributor and its officers, directors, agents and employees harmless from liability to a third party resulting from infringement by a Product of any United States patent issued as of the first date of delivery the applicable Product or any United States copyright, provided Helix is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Helix will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED. The foregoing obligation of Helix does not apply with respect to Product or portions or components thereof (i) that are not supplied by Helix, (ii) that are made in whole or in part in accordance to Distributor specifications, (iii) that are modified after shipment by Helix, if the alleged infringement relates to such modification, (iv) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where the allegedly infringing activity continues after notification thereof or of modifications that would have avoided the alleged infringement, (vi) where use of the Product is incident to an infringement not resulting primarily from the Product or (vii) where use is not strictly in accordance with this Agreement and all applicable grants of rights, documentation and restrictions; Distributor will indemnify Helix and its officers, directors, agents, and employees from all damages, settlements, attorneys’ fees and expenses related to a claim of infringement or misappropriation excluded from Helix’s indemnity obligation by this sentence. This Section 14.2 shall not be interpreted to grant to Distributor any rights not expressly granted under this Agreement.

15. Confidentiality

15.1 General

Each party acknowledges that the Confidential Information of the other party is confidential in nature and contains trade secrets belonging to the other party. Each party understands and agrees that the disclosing party will suffer irreparable harm in the event of any unauthorized disclosure of any portion of any of such party’s Confidential Information to a third party without the prior written consent of the disclosing party. Each party shall keep the Confidential Information received from the other party in confidence, shall use such Confidential Information only for the purposes of this Agreement, and shall not disclose such Confidential Information to any person or entity, other than to its employees, agents or contractors on a need-to-know basis, without the disclosing party’s prior written consent. Each party agrees to take measures to protect the confidentiality of the other party’s Confidential Information that, in

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the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own confidential or proprietary information of similar kind and import (in no event, less than commercially reasonable measures), and to advise its employees of the confidential nature of such Confidential Information and of the prohibitions on revealing such Confidential Information contained herein, and to require its agents and contractors to execute a confidentiality agreement at least as restrictive as these provisions.

15.2 Effect of Termination

Upon the discontinuance, termination or cancellation of this Agreement, the affected Confidential Information and all copies in whatever medium or form will be returned to the disclosing party or, with the disclosing party’s prior written consent, will be destroyed and the receiving party shall certify as to such destruction.

15.3 Previous Confidential Information

The provisions of this Section 15 will apply to Confidential Information provided by one party to the other party prior to the date of this Agreement.

16. Notices

Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) delivered personally, (b) deposited with a pre-paid messenger, express or air courier or similar courier, or (c) transmitted by telecopier, facsimile, email or other communication equipment that transmits a facsimile of the notice to like equipment that receives and reproduces such notice. Notices will be addressed to a party at the party’s address, facsimile number or email address as set forth below. Notices shall be deemed to have been received (i) in the case of personal delivery, upon receipt, (ii) in the case of messenger, express or air courier or similar courier, two days after being deposited, and (iii) in the case of telecopier, facsimile, email or other communication equipment, the day of receipt as evidenced by a telecopier, facsimile, email or similar communication equipment confirmation statement.

If to Helix:	Helix BioMedix, Inc. 22118 - 20th Ave SE #204 Bothell, Washington 98021
Attn: President Fax: 425-806-2999

If to Distributor:	RubyDerm Bio Inc. 3F Moojin Building, 60 Nonhyun-Dong Kangnam-Gu, Seoul, Korea Attn: President
Fax: 82 2 3446 7589

Either party may change the individual designated above or its contact information or both by notice in accordance with this Section 16.

17. Governing Law

This Agreement will be governed by the laws of the state of Washington, without regard to its or any other jurisdiction’s principles of conflict of law. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

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18. Arbitration

Any and all disputes or controversies arising out of or in connection with this Agreement will be settled by final and binding arbitration, unless otherwise agreed to by both parties. The arbitration will be held in Seattle, Washington, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”) before a single arbitrator. The arbitrator appointed pursuant to the AAA Rules will be fluent in English (U.S. usage) and will be an attorney with at least ten (10) years’ experience in the cosmetic or pharmaceutical industry. All documents submitted to the arbitrator will be in English or accompanied by a certified English translation. Judgment upon the award may be entered in any court having jurisdiction, or application may be to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. All costs, fees and expenses, including attorneys’ fees, for the arbitration hearing and the costs of enforcement, and upon appeal, if any, will be borne by the party against whom the judgment is rendered or will be apportioned by the arbitrator. The provisions of this Section 18 will not preclude the application to any court for injunctive or other equitable relief to prevent breach of the Agreement by either party or to prevent the misuse or unauthorized disclosure of Confidential Information and will not preclude the issuance of such relief by any court.

19. Separability

If any provision of this Agreement is held to any extent invalid or unenforceable, such provision will be deemed amended to conform to applicable laws and to accomplish the intentions of the parties. The existence of any invalid or unenforceable provision will not void the entire Agreement.

20. Miscellaneous

The headings or titles in this Agreement are for the purposes of reference only and will not in any way affect the interpretation or construction hereof. All schedules and other attachments hereto are hereby incorporated herein and made a part of this Agreement. The failure at any time to enforce any of the terms, provisions or conditions of this Agreement will not constitute or be construed as a waiver of the same, and any single or partial exercise of any right under this Agreement will not preclude any further or other exercise of the same or the exercise of any other right. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior and contemporaneous agreements, claims, representations and understandings of the parties in connection with such subject matter. This Agreement will not be modified or amended except by written agreement signed on behalf of Distributor and Helix by their respective duly authorized representatives. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will not be construed against the party preparing it, but will be construed as if all the parties jointly prepared the Agreement, and any uncertainty or ambiguity will not be interpreted against any one party.

21. Basis of Bargain

EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

Signature page follows.

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The parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives, effective as of the date set forth above.

HELIX BIOMEDIX, INC.		DISTRIBUTOR / RubyDerm Bio Inc.

March 3, 2010		Mar. 03, 2010

By	/s/ Robin Carmichael	By	/s/ Jerry Jung
Name	Robin Carmichael	Name	Jerry Jung
Title	VP Marketing & Business Development	Title	President

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SCHEDULE A

Market, Products, Territory, Etc.

1. Market

Cosmetic businesses such as spas, boutiques, and beauty stores, and hospitals, clinics and Physician dispensed, medical non-prescription skin care.

2. Products

Cerakine Eye, Serum, Moisturizer, Vitamin Cleanser, Oily Skin Cleanser & Acne Control Lotion and future products that may be added to the line through mutual consent.

3. Territory

Initially, South Korea, China & Japan. Based on performance, Territory may be amended through mutual consent to cover other countries where the Distributor does business

4. Trademarks

The “Helix BioMedix®” mark, the SmartPeptide™ mark and the Cerakine™ mark.

5. Excluded Accounts

None

6. Initial Order Quantity and Delivery Timeframe

*** initial order to be delivered by a date to be agreed upon by the parties.

7. Minimum Order Quantities

Orders will be placed generally monthly or quarterly, noting that for the first 6 months of the agreement the Distributor may need to order more frequently until a sales history can be established.

8. Performance Standards

Distributor shall purchase from Helix a minimum purchase requirement of Products during the time periods described below:

March 1, 2010	through	March 31, 2011	:	***
April 1, 2011	through	March 31, 2012	:	***
April 1, 2012	through	March 31, 2013 and	:	***
and each subsequent period of April 1,	through	March 31 thereafter	:	***

9. Expiration Date of Term

March 31, 2014. Thereafter, this Agreement may be renewed for one year terms upon mutual agreement.

10. Other Matters

None

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SCHEDULE B

Standard Terms of Sale

1. Agreement. These Standard Terms of Sale (“Terms of Sale”) govern all purchase and sale transactions between Helix and Distributor involving Products supplied by Helix. Helix will not be bound by, and specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement which is proffered by Distributor in any purchase order, receipt, acceptance, confirmation, correspondence, or otherwise, unless Helix specifically agrees to such provision in a written instrument signed by Helix.

2. Acceptance. Helix shall deliver to Distributor and Distributor shall accept and pay for, all Products ordered by Distributor pursuant to an order which has been accepted by Helix, insofar as such Product complies with specifications. All orders are subject to acceptance by Helix either in writing or by shipping Product. Helix may accept any order in full or in part, and Helix’s shipment of less than all Product ordered will constitute acceptance only as to those quantities of Product shipped.

3. Firm Orders. Distributor may not modify, rescind or cancel any order, in whole or in part, without Helix’s written consent.

4. Taxes. Prices do not include sales, excise, use or other taxes, duties or fees now in effect or hereafter levied which Helix may be required to pay, excluding Helix’s local, State or Federal income taxes, or collect in connection with the sale of Product to Distributor; all such taxes, duties and fees will be for the account of Distributor who shall promptly pay Helix upon demand therefor.

5. Delivery. Helix shall use commercially reasonable efforts to meet any delivery date specified in an order. If Helix cannot meet the specified delivery date, Helix shall promptly notify Distributor of the delay and take all reasonable steps to expedite delivery. Unless otherwise specified by Helix, Product shall be delivered to Distributor F.O.B. Helix’s warehouse, Redmond, Washington or other Helix manufacturing facility. If Distributor requests shipments and/or deliveries in separate lots, Distributor shall be responsible for excess shipping charges, if any. Distributor is responsible for all transportation costs, including, but not limited to, shipping charges, premiums for freight insurance, inspection fees, customs, duties, import or export fees, assessments, and all other costs incurred in transporting the Product to the destination. Distributor shall be responsible for prosecuting any claims against any carrier arising from or relating to shipment. Helix will reasonably cooperate with Distributor with respect to such claims prosecution at Helix’s sole cost and expense.

6. Inspection. Distributor shall promptly inspect shipments of Product upon receipt and either accept or reject them for failure to conform to applicable specifications. Helix shall reimburse Distributor for any expenses related to the return of any Product that, in Helix’s reasonable determination, fails to conform to applicable specifications. Distributor will give Helix prompt written notice of rejection of nonconforming Product. Distributor shall be deemed to have accepted the Product if Distributor fails to give written notice of rejection within five (5) days of delivery of Product.

7. Warranty and Disclaimer; Returns and Limitation of Remedy. Helix warrants that all Product sold to Distributor pursuant to this Agreement, at the time of delivery to Distributor, will be substantially in accordance with the applicable specifications for the Product in effect at the time of sale by Helix to Distributor. Helix further warrants that all Product manufactured by Helix for Distributor will be free and clear of all liens and encumbrances.

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In order to bring a claim under this warranty, Distributor must give Helix written notice of any nonconformance within thirty (30) days after delivery of the Product.

This warranty shall not apply to any Product that (a) has been altered by unauthorized personnel, (b) has been misused, abused or damaged, or (c) handled contrary to Helix’s Product storage and transportation guidelines after delivery.

HELIXMAKES NO OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR SAMPLES PREVIOUSLY SUPPLIED.

Distributor’s sole remedy and Helix’s sole obligation and liability under this warranty is limited, at Helix’s option, to (a) repair or replacement of any nonconforming Product, which will be returned to Helix pursuant to Helix’s then-current returns policy and procedures, or (b) repayment of, or reduction in, a reasonable portion of the Product’s purchase price. Helix will be under no obligation to accept the return of nonconforming Product contrary to this provision, or to accept return of Product that conforms to the applicable specifications for such Product.

8. Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT AS MAY BE OTHERWISE REQUIRED BY LAW, HELIX WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) AMOUNTS THAT IN THE AGGREGATE ARE IN EXCESS OF THE AMOUNTS PAID TO HELIX HEREUNDER WITH RESPECT TO THE PRODUCT GIVING RISE TO LIABILITY OR (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES.

9. Force Majeure. Helix will not be responsible or liable for any losses or damages caused by any delay or failure to provide Product hereunder due to strikes, differences with workers or other labor disputes, war, acts of terrorism, insurrection, revolution, riots, commotions, disorders, fires, floods, acts of God, embargoes, governmental authorizations and instructions, governmental restrictions or other acts or delays of governmental authorities, unavailability of power supplies, unavailability of materials, delays or failures attributable to Distributor, or any other cause beyond its reasonable control.

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SCHEDULE C

Pricing

Reorder #	Retail Products	***	***	***	***	***

CKR0801	Rejuvenating Eye Creme with SmartPeptides™	***	***	***	***	***

CKR0802	Restorative Moisture Crème with SmartPeptides™	***	***	***	***	***

CKR0803	Multi-Peptide Serum with SmartPeptides™	***	***	***	***	***

CKR0804	Multi-Vitamin Creme Cleanser	***	***	***	***	***

Prices valid through March 31, 2012

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SCHEDULE D

Third Party Products Distributed by Distributor

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SCHEDULE E

Reports

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